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                                                                    EXHIBIT 99.2

NASDAQ LOGO

By Facsimile and First Class Mail
---------------------------------

January 31, 2001

Mr. Joseph F. Pesce
Chief Financial Officer
Renaissance Worldwide, Inc.
52 Second Avenue
Waltham, MA 02451

Re:  Renaissance Worldwide, Inc. (the "Company")

Dear Mr. Pesce:

On January 2, 2001, Staff notified the Company that its common stock failed to maintain a minimum bid price of $1.00 over the previous 30 consecutive trading days as required by The Nasdaq National Market under Marketplace Rule 4450(a)(5) (the "Rule"). Staff has determined that the Company's common stock has maintained a minimum $1.00 bid price for at least 10 consecutive trading days and complies with the Rule. Accordingly, this matter is now closed.

If you have any questions, please contact Sepaass Shahidi, Senior Analyst at
(800) 960-8537.

Sincerely,

/s/ Martha L. Carter

Martha L. Carter, Ph.D.
Director of Large Cap Stocks
Nasdaq Listing Qualifications







    The Nasdaq Stock Market, Inc., an NASD Company  9801 Washingtonian Blvd.,
                     Gaithersburg, MD 20878  877-536-2737
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                             NASDAQ NATIONAL MARKET
                        CONTINUED INCLUSION REQUIREMENTS

The following table identifies the National Market maintenance standards. Each incidence of non-compliance is denoted with an "X".

COMPANY SYMBOL:  REGI

                                    Maintenance Standard                      Maintenance Standard
Standards                                   1                                         2
-------------------------------------------------------------------------------------------------------------------------------
Net Tangible Assets/3/                  $4 million                                   N/A
-------------------------------------------------------------------------------------------------------------------------------
Market Capitalization                       N/A                                   $50 million
                                                                                       OR
Total Assets                                                                      ($50 million
                                                                                      AND
Total Revenue                                                                     $50 million)
-------------------------------------------------------------------------------------------------------------------------------
Public Float (shares)/4/                   750,000                                 1.1 million
-------------------------------------------------------------------------------------------------------------------------------
Market Value of                          $5 million                               $15 million
Public Float
-------------------------------------------------------------------------------------------------------------------------------
Bid Price                                    $1                   X                    $5                     X
-------------------------------------------------------------------------------------------------------------------------------
Round Lot                                    400                                       400
Shareholders/5/
-------------------------------------------------------------------------------------------------------------------------------
Market Makers/6/                              2                                         4
-------------------------------------------------------------------------------------------------------------------------------
Corporate Governance                          Yes                                      Yes
-------------------------------------------------------------------------------------------------------------------------------


---------------
/3/ Net Tangible Assets = Total Assets - Total Liabilities - Goodwill. Please note, that Staff, as a matter of policy, excludes redeemable preferred securities from its calculation of net tangible assets.
/4/ Public float is defined as total shares outstanding less any shares held by officers, directors, or beneficial owners of 10 percent or more.
/5/ Round lot holders are holders of 100 shares or more.
/6/ An Electronic Communication Network ("ECN") is not considered an active market maker.

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